EXHIBIT 99.1

Certain Information Excerpted from the Company’s Preliminary Offering Memorandum and Disclosed Pursuant to Regulation FD

Disclosure Regarding Forward-Looking Statements

In various places herein, we make “forward-looking statements” within the meaning of federal and state securities laws. Forward-looking statements are statements other than those of historical fact. Disclosures that use words such as “believes,” “expects,” “anticipates,” “estimates,” “will,” “may” or “should” and similar words and expressions are generally intended to identify forward-looking statements. These forward-looking statements reflect our then-current expectations and are based upon data available to us at the time the statements are made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. The most material, known risks are detailed in the section titled “Risk Factors” in this offering memorandum, and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this offering memorandum. All forward-looking statements herein, or incorporated by reference herein, are qualified by these cautionary statements and are made only as of the date of this Current Report on Form 8-K or the date of the information incorporated by reference herein, as the case may be, and we undertake no obligation to update any information contained herein, or incorporated by reference herein, or to publicly release any revisions to any forward-looking statements to reflect events or circumstances that occur, or that we become aware of, after the date of this Current Report on Form 8-K. Any such forward-looking statements, whether made in or incorporated by reference herein or elsewhere, should be considered in context with the various disclosures made by us about our business. These forward-looking statements fall under the safe harbors of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). The following risks, among others, could cause actual results to differ materially from those described in any forward-looking statements:

•

we may not be able to complete the Meredith Merger, on the terms and within the timeframe currently contemplated or at all, or to satisfy any material regulatory or other unexpected requirements in connection therewith, we may be unable to achieve expected synergies or benefits therefrom on a timely basis or at all, and/or we may encounter other risks or costs associated therewith;

•

we have substantial debt and, after issuance of the notes discussed in this Current Report on Form 8-K (the “notes”) and borrowings under the Incremental Term Loan, and the use of proceeds as described herein, we will have the ability to incur significant additional debt, including senior secured debt that would effectively rank senior in priority to the notes, any of which could restrict our future operating and strategic flexibility and expose us to the risks of financial leverage;

•	the agreements governing our various debt and other obligations restrict, and are expected to continue to restrict, our business and limit our ability to take certain actions;

•	our ability to meet our debt service obligations on the notes and our other debt will depend on our future performance, which is, and will be, subject to many factors that are beyond our control;

•	our variable rate indebtedness subjects us to interest rate risk, which could cause our annual debt service obligations to increase significantly;

•	the novel coronavirus disease and its related diseases (“COVID-19”), and the resulting global pandemic, has had and is expected to continue to have an adverse impact on our business;

•

we are dependent on advertising revenues, which are seasonal and cyclical, and may also fluctuate as a result of a number of other factors, including any continuation of uncertain financial and economic conditions;

•	we are highly dependent upon a limited number of advertising categories;

•	we intend to seek to grow through strategic acquisitions, and acquisitions involve risks and uncertainties;

•	we may fail to realize any benefits and incur unanticipated losses related to any acquisition;

•	we purchase television programming in advance of earning any related revenue, and may not earn sufficient revenue to offset the costs thereof;

•	we are highly dependent on network affiliations and may lose a significant amount of television programming if a network terminates or significantly changes its affiliation with us;

•

we are dependent on our retransmission consent agreements with multichannel video programming distributors and any potential changes to the retransmission consent regime could materially adversely affect our business;

•	we are subject to risks of competition from local television stations as well as from cable systems, the Internet and other video providers;

•	we may incur significant capital and operating costs, including costs related to our obligations under our defined benefit pension plans;

•	we may be unable to maintain or increase our internet advertising revenue, which could have a material adverse effect on our business and operating results;

•	we may incur impairment charges related to our assets;

•	we may be subject to changes in or the application of new or revised accounting standards or tax policies which could have a material adverse effect on our business or financial condition;

•	cybersecurity risks could affect our operating effectiveness;

•	certain stockholders or groups of stockholders have the ability to exert significant influence over us;

•	we are a holding company with no material independent assets or operations and we depend on our subsidiaries for cash;

•

we are subject to risks and limitations due to government regulation of the broadcasting industry, including Federal Communications Commission (“FCC” or the “Commission”) control over the renewal and transfer of broadcasting licenses, which could materially adversely affect our operations and growth strategy; and

•	the other risks and uncertainties discussed under “Risks Related to the Meredith Merger” herein.

Certain Terms Used Herein

When used herein, unless the context requires otherwise, or as specifically described below:

•	The term “Gray”, the “Company” “we”, “us” and “our” means Gray Television, Inc., a Delaware corporation;

•	The term “Meredith” means Meredith Corporation, an Iowa Corporation;

•	The term “Merger Sub” means Gray Hawkeye Stations, Inc., a Delaware corporation and wholly owned subsidiary of Gray;

•	The term “Meredith LMG” means the Local Media Group of Meredith Corporation;

•

The term “Merger Agreement” means that certain Agreement and Plan of Merger between Gray, Meredith and Merger Sub, pursuant to which Gray, Meredith, and Merger Sub agreed to effect the acquisition of Meredith LMG by Gray, immediately after and subject to the consummation of Meredith’s spinoff of its National Media Group to the current Meredith shareholders, through the merger of Merger Sub with and into Meredith LMG, with Meredith LMG surviving the Meredith Merger as the surviving corporation and a wholly owned subsidiary of Gray;

•	The term “Meredith Merger” means the acquisition by Gray of Meredith LMG, pursuant to the Merger Agreement;

•	The term “Comscore” means comScore, Inc.;

•

The term “Meredith Transactions” means the offering of notes, the funding of the Incremental Term Loan and the use of proceeds of each, together with the Meredith Merger, and the payment of fees and expenses in connection with each of the foregoing;

•	The term “Escrow Issuer” means Gray Escrow II, Inc., a newly formed, wholly owned subsidiary of the Company;

•	The term “Escrowed Funds” means the gross proceeds of the notes;

•	The term “Escrow Account” means the escrow account in which the Escrow Issuer will deposit the Escrowed Funds;

•	The term “Escrow Release Conditions” means the conditions that must be satisfied before the Escrowed Funds will be released from the Escrow Account;

•	The term “Release Date” means the date when, upon the satisfaction of the Escrow Release Conditions, the Escrowed Funds will be released to the Company;

•

The term “Assumption” refers to the following events: on the Escrow Release Date, the Escrow Issuer will merge with and into the Company, with the Company as the surviving corporation, and the Company will become the primary obligor under the notes and the indenture and each of the Company’s existing and certain future domestic restricted subsidiaries (other than with respect to Meredith LMG and its subsidiaries which will be required to guarantee the notes when such entities become guarantors under the Senior Credit Facility) will agree to guarantee the notes;

•	The term “Escrow End Date” means May 3, 2022 (or August 3, 2022, if extended to that date in accordance with the Merger Agreement);

•

The term “Trustee” means U.S. Bank National Association, as trustee under the Escrow Agreement (the “Escrow Agreement”) pursuant to which the Escrow Issuer will deposit into the Escrow Account with the Escrow Agent the Escrowed Funds;

•	The term “Escrow Agent” means Wells Fargo Bank, N.A., as escrow agent under the Escrow Agreement;

•

The term “Special Mandatory Redemption” means the Escrow Issuer’s obligation to redeem the notes at 100% of the issue price of the notes, plus accrued and unpaid interest to, but excluding, the redemption date if either (i) the Escrow Release Conditions have not occurred by Escrow End Date or prior to the Escrow End Date, or (ii) prior to the Escrow End Date, the Merger Agreement is terminated or the Company notifies the Trustee and the Escrow Agent in writing that it is no longer pursuing the Meredith Merger;

•	The term “Special Mandatory Redemption Date” means the date of the Special Mandatory Redemption, as applicable;

•

The term “Gray Escrow Guarantee” means Company’s agreement to pay the amount necessary to fund the interest due on the Notes from the Issue Date to, but excluding, the third Business Day following the Escrow End Date (without giving effect to any earnings on the Escrowed Funds) (the “Shortfall Redemption Amount”), which, when taken together with the Escrowed Funds, will be sufficient to fund the Special Mandatory Redemption of the notes on the third Business Day following the Escrow End Date, if a Special Mandatory Redemption were to occur on such date;

•

The term “Quincy Transactions” means the August 2, 2021 acquisition by the Company of all of the outstanding shares of capital stock of Quincy Media, Inc. (“Quincy”) for $925 million in cash (the “Quincy Acquisition”), and the simultaneous divestment of 10 Quincy stations to an affiliate of Allen Media Broadcasting, LLC (“Allen Media”) for $380 million in cash;

•

The term “Third Rail Transaction” means the September 13, 2021 acquisition by the Company of Third Rail Studios, a movie and television production facility in the Atlanta suburb of Doraville, Georgia, from The Integral Group, for $27.5 million;

•	The term “WJRT Transaction” means the September 23, 2021 divestment by the Company of WJRT (ABC) in Flint MI to an affiliate of Allen Media for $70 million in cash; and

•	The term “2021 Transactions” means collectively, the Quincy Transactions, the Third Rail Transaction and the WJRT Transaction.

Meredith Merger

On May 3, 2021, we entered into the Merger Agreement to acquire all outstanding shares of Meredith, a publicly-owned media conglomerate, subject to and immediately after the spinoff of Meredith’s National Media Group to the current Meredith shareholders. At the closing, Gray will acquire Meredith LMG, which owns 17 television stations in 12 local markets, adding 11 new markets to our operations. Upon the completion of the Meredith Merger, we will become the nation’s second largest television broadcaster, with television stations serving 113 markets that reach approximately 36 percent of US television households. The portfolio will include 79 markets with the top-rated television station and 101 markets with the first and/or second highest rated television station according to Comscore’s audience measurement data. When the Meredith Merger is completed, Meredith LMG will become wholly owned subsidiary of Gray.

Combined Television Markets

The consummation of the Meredith Merger is subject to the satisfaction or waiver of certain customary closing conditions, including the receipt of approval from the FCC and the expiration of the waiting period applicable to the Meredith Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). On October 8, 2021, the Department of Justice announced the early termination of the waiting period under the HSR Act. We currently anticipate that the Meredith Merger will be completed during the fourth quarter of 2021. Either party may terminate the Merger Agreement if it is not consummated on or before May 3, 2022, with an automatic extension to August 3, 2022 if necessary to obtain regulatory approval under the circumstances specified in the Merger Agreement.

Upon the consummation of the Meredith Merger, each share of Meredith’s common stock, par value $1.00 per share, and Class B common stock, par value $1.00 per share, other than shares (i) to be canceled in accordance with the Merger Agreement and (ii) subject to the provisions of the Merger Agreement regarding dissenting shares of such Class B common stock, shall be converted into the right to receive $16.99 in cash (the “Merger Consideration”). The Merger Agreement was amended on June 2, 2021 to increase the Merger Consideration from $14.51 per share to $16.99 per share in cash.

Financing of the Meredith Merger

In connection with the Meredith Merger, in addition to this offering, we expect to (1) incur a $1.5 billion incremental term loan (the “Incremental Term Loan”) under our senior credit facility (the “Senior Credit Facility”), subject to market conditions at the time of financing and (2) amend and restate our existing revolving credit facility to increase our borrowing capacity under the facility from up to $300 million (the “Existing Revolver”) to up to $500 million (the “2021 Revolver”), which would consist of (i) a $425 million five year revolving credit facility and (ii) a $75 million revolving credit facility with commitments expiring January 2, 2026. We do not currently intend to draw upon the Existing Revolver or the 2021 Revolver to finance the Meredith Merger. See “Description of Other Indebtedness” for a further description of the Senior Credit Facility, including the Incremental Term Loan and the 2021 Revolver.

Meredith LMG Company Overview

Meredith is headquartered in Des Moines, Iowa. Formed in 1902, Meredith is a publicly-owned media company. Meredith’s broadcast television stations reach 11% of U.S. households. Meredith operates two business segments: national media group and local media group. The local media group segment, Meredith LMG, consists of 17 television stations located across the U.S. concentrated in fast-growing markets with related digital media assets. The television stations include seven CBS affiliates, five FOX affiliates, two MyNetworkTV affiliates, one NBC affiliate, one ABC affiliate, and two independent stations. Meredith LMG’s digital presence includes 12 websites and 12 apps focused on news, sports, and weather-related information. In addition, the local media group segment’s MNI Targeted Media (“MNI”) business sells geographically and demographically targeted advertising programs to third parties, and its “People (the TV show!)” produces a weekday television program. Both MNI and the People show operations will be included in the SpinCo assets and therefore not acquired by Gray.

The following table provides information about the television stations owned by Meredith LMG as of June 30, 2021:

DMA National Rank(1)	Market	Station Call Letters	Network Affiliation	Expiration Date of Network Affiliation
7	Atlanta, GA	WGCL-TV	CBS	July 2023
7	Atlanta, GA	WPCH-TV	Independent	n/a
11	Phoenix, AZ	KPHO-TV	CBS	July 2023
11	Phoenix, AZ	KTVK	Independent	n/a
21	Portland, OR	KPTV	FOX	July 2022
21	Portland, OR	KPDX	MyNetworkTV	September 2022
23	St. Louis, MO	KMOV	CBS	July 2023
29	Nashville, TN	WSMV-TV	NBC	December 2021
32	Hartford, CT; New Haven, CT	WFSB	CBS	July 2023
34	Kansas City, MO	KCTV	CBS	July 2023
34	Kansas City, MO	KSMO-TV	MyNetworkTV	September 2022
35	Greenville, SC; Spartanburg, SC; Asheville, NC; Anderson, SC	WHNS	FOX	July 2022
40	Las Vegas, NV	KVVU-TV	FOX	July 2022
57	Mobile, AL; Pensacola, FL	WALA-TV	FOX	July 2022
73	Flint, MI; Saginaw, MI; Bay City, MI	WNEM-TV	CBS	July 2023
116	Springfield, MA; Holyoke, MA	WGGB-TV	ABC; FOX	August 2023; July 2022
116	Springfield, MA; Holyoke, MA	WSHM-LD	CBS	July 2023

n/a = Not applicable

(1)	Designated Market Area (DMA) is a registered trademark of, and is defined by, Comscore. The national rank is from the 2020-2021 DMA ranking.

For the fiscal year ended June 30, 2021, Meredith LMG generated revenue of $868.7 million and earnings from continuing operations of $294.6 million.

Estimated Sources and Uses for the Meredith Merger

In connection with the Meredith Merger, in addition to this offering, we expect to enter into the 2021 Revolver and the Incremental Term Loan, subject to market conditions at the time of financing.

We intend to use the net proceeds from this offering and the Incremental Term Loan, together with cash on hand, to (1) finance the Merger Consideration and (2) pay fees and expenses related to the Meredith Transactions. Pending consummation of the Meredith Merger, the gross proceeds of this offering will be held in the Escrow Account. The release of the Escrowed Funds will be conditioned on, among other things, the contemporaneous consummation of the Meredith Merger. If (1) the Escrow Release Conditions are not satisfied on or prior to the Escrow End Date or (2) prior to the Escrow End Date, the Merger Agreement is terminated or we notify the Trustee and the Escrow Agent in writing that we are no longer pursuing the Meredith Merger, then the Escrow Issuer will be required to redeem the notes at 100% of the issue price of the notes, plus accrued and unpaid interest from the issue date or the most recent date to which interest has been paid or duly provided for on the notes, as the case may be, to, but excluding, the Special Mandatory Redemption Date, with the Escrowed Funds and Gray Escrow Guarantee, as described under “Description of Notes — Escrow of Proceeds; Escrow Conditions.” Pursuant to the Gray Escrow Guarantee, we will agree to pay the Shortfall Redemption Amount which, when taken together with the Escrowed Funds, will be sufficient to fund a Special Mandatory Redemption of the notes on the third business day following the Escrow End Date, if a Special Mandatory Redemption were to occur on such date. See “Description of Notes — Escrow of Proceeds; Escrow Conditions.”

The following table sets forth the estimated sources and uses of funds in connection with the Meredith Merger and Meredith Transactions. The actual sources and uses of funds may vary from the estimated sources and uses of funds in the table and accompanying footnotes set forth below (in millions):

Source of Funds	Amount
Available cash from Gray(1)	$209
After tax proceeds from the WJRT divestiture	56
Available cash from Meredith	—
Incremental Term Loan	1,500
Notes offered hereby(2)	1,125

Total sources	$2,890

Use of Funds	Amount
Cash to Meredith equityholders and debt holders(3)	$2,800
Estimated fees and expenses(4)	90

Total uses	$2,890

(1)	Gray currently expects to report $322 million of cash on hand as of September 30, 2021.

(2)	Assumes the notes offered hereby are issued at par.

(3)

Gray does not expect to assume any outstanding long-term debt obligations of Meredith. All such Meredith obligations will be redeemed or repaid in full at or prior to the closing of the Meredith Transactions.

(4)

Reflects our estimate of fees and expenses associated with the Meredith Merger and related financing transactions, including underwriting fees, the initial purchasers’ discount, advisory fees and other fees and transaction costs. See “— Summary Unaudited Pro Forma Combined Financial Information.” There can be no assurances that such fees and expenses will not exceed our estimate.

Corporate Structure Chart

(1)	The Escrow Issuer, a wholly owned subsidiary of Gray, will initially issue the notes

(2)	Meredith’s national media group is to be spun off from Meredith prior to the closing of the Meredith Merger and, as a result, Gray will not acquire Meredith’s national media group

(3)	Meredith’s LMG’s subsidiaries

(4)

Assuming satisfaction of the Escrow Release Conditions on or prior to the Escrow End Date, Gray will become the primary obligor of the notes upon the merger of the Escrow Issuer with and into Gray, with Gray as the surviving corporation, and will assume all rights and obligations of the Escrow Issuer under the indenture pursuant to a supplemental indenture. In addition, Gray will continue to be the borrower under the Senior Credit Facility.

(5)

Guarantors of the notes following consummation of the Meredith Merger and the Assumption. Meredith LMG and its subsidiaries will be required to become guarantors of the notes at the time such entities become guarantors under the Senior Credit Facility. Prior to the Release Date, Gray will provide the Gray Escrow Guarantee for the Shortfall Redemption Amount which, when taken together with the funds in the Escrow Account, is expected to be sufficient to fund the Special Mandatory Redemption of the notes on the third business day following the Escrow End Date, if a Special Mandatory Redemption were to occur on such date. See “Description of Notes — Escrow of Proceeds; Escrow Conditions.” Following the Release Date, the notes will be fully and unconditionally guaranteed by each of the Company’s existing and future domestic restricted subsidiaries (other than certain subsidiaries who are not guarantors under the Senior Credit Facility and other than with respect to Meredith LMG and its subsidiaries which will be required to guarantee the notes when such entities become guarantors under the Senior Credit Facility). Certain assets may be transferred to Gray subsidiaries upon closing of the Meredith Merger. Gray, at its discretion, may further restructure the Meredith LMG subsidiaries after the Release Date. See “Description of Notes — Subsidiary Guarantees.”

Certain Preliminary Financial Information for the Quarter Ended September 30, 2021

Gray is in the process of finalizing its financial results for the quarter ended September 30, 2021. We have prepared, and are presenting, the range of estimated financial results set forth below in good faith based upon our internal reporting for the quarter ended September 30, 2021. The estimates represent the most current information available to us. Such estimates have not been subject to our normal financial closing and financial statement preparation processes. As a result, our actual results could be different and those differences could be material. Investors should exercise caution in relying on the information contained herein and should not draw any inferences from this information regarding financial or operating data that is not discussed herein.

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We currently expect our broadcasting revenue (less agency commissions) to be between $570 million and $580 million for the quarter ended September 30, 2021 compared to $593 million for the third quarter ended September 30, 2020.

•

We currently expect our total revenue (less agency commissions) to be between $590 million and $600 million for the quarter ended September 30, 2021, compared to $604 million for the third quarter ended September 30, 2020.

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We currently expect broadcasting operating expenses (before depreciation, amortization and gain on disposal of assets) to be between $385 million and $390 million, production company operating expenses (before depreciation, amortization and gain on disposal of assets) to be between $13 million and $14 million, and corporate and administrative operating expenses (before depreciation, amortization and gain on disposal of assets) to be between $30 million and $35 million, for the quarter ended September 30, 2021, compared to $326 million, $8 million and $15 million, respectively, for the quarter ended September 30, 2020. Corporate and administrative expenses for the quarter ended September 30, 2021 include approximately $11 million of transaction related expenses.

As of September 30, 2021, we currently expect to report approximately:

•	$322 million of cash on hand.

•	$1,785 million principal amount of secured debt.

•	$4,035 million principal amount of total debt (excluding unamortized deferred financing costs and premium).

We currently anticipate that our total leverage ratio, as defined under our Senior Credit Facility, measured on a trailing eight quarter basis, netting all cash on hand, and giving pro forma effect for all acquisitions completed through October 20, 2021, will be between 4.15 times and 4.20 times as of September 30, 2021.

The estimated results of operations for the quarter ended September 30, 2021 included in this offering memorandum have been prepared by, and are the responsibility of, Gray’s management. RSM US LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial information. Accordingly, RSM US LLP does not express an opinion or any other form of assurance with respect thereto.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA OF GRAY

We have derived the following summary historical consolidated financial and other data as of and for each of the years ended December 31, 2020 and 2019 from our audited consolidated financial statements and related notes, and as of and for each of the six months ended June 30, 2021, 2020 and 2019 from our unaudited condensed consolidated financial statements and related notes, each of which (other than data as of and for the six months ended June 30, 2019) is incorporated by reference in this offering memorandum. We have derived the following summary historical consolidated financial and other data as of and for the twelve months ended June 30, 2021 by adding the financial and other data from our audited consolidated financial statements for the year ended December 31, 2020 to the financial and other data from our unaudited condensed consolidated financial statements for the six months ended June 30, 2021 and subtracting the financial and other data from our unaudited condensed consolidated financial statements for the six months ended June 30, 2020. You should not consider our results for the six month periods or the twelve month period, or our financial condition as of any such dates, to be indicative of our results or financial condition to be expected for or as of any other interim period or any full year period. The summary historical consolidated financial and other data presented below does not contain all of the information you should consider before deciding whether or not to invest in the notes, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, and notes thereto, incorporated by reference in this offering memorandum.

	Year Ended December 31,		Six Months Ended June 30, (unaudited)			Twelve Months Ended(2)	L8QA(2)(4)
	2020	2019	2021	2020	2019	June 30, 2021 (unaudited)
	(in millions)
Statement of Operations Data(1):
Revenues (less agency commission)
Broadcasting	$2,320	$2,035	$1,067	$964	$980	$2,423	$2,221
Production companies	61	87	24	21	46	64	63

Total revenues (less agency commission)	2,381	2,122	1,091	985	1,026	2,487	2,284
Operating expenses before depreciation, amortization, and gain on disposal of assets, net:
Broadcasting	1,340	1,325	715	659	670	1,396	1,355
Production Companies	52	74	26	24	44	54	54
Corporate and administrative	65	104	43	32	69	76	72
Depreciation	96	80	50	42	40	104	93
Amortization of intangible assets	105	115	53	52	57	106	108
Gain on disposals of assets, net	(29)	(54)	(5)	(13)	(13)	(21)	(38)

Operating expenses	1,629	1,644	882	796	867	1,715	1,644

Operating income	752	478	209	189	159	772	640
Other (expense) income:
Miscellaneous (expenses) income, net	(5)	4	(6)	(3)	4	(8)	(6)
Interest expense	(191)	(227)	(95)	(98)	(116)	(188)	(199)
Loss from early extinguishment of debt	(12)	—	—	—	—	(12)	(6)

Income before income taxes	544	255	108	88	47	564	430
Income tax expense	134	76	30	24	21	140	110

Net income	410	179	78	64	26	424	321
Preferred Stock Dividends	52	52	26	26	26	52	52

Net income attributable to common stockholders	$358	$127	$52	$38	$—	$372	$269

Balance Sheet Data (at end of period):
Cash	$773	$212	$785	$379	$251
Working capital	1,049	426	1,034	462	450
Net intangible assets, broadcast licenses and goodwill	5,434	5,479	5,399	5,428	5,507
Total assets	7,643	6,972	7,670	7,040	7,001
Total long term debt, less deferred financing costs	3,974	3,697	3,979	3,703	3,895
Preferred stock	650	650	650	650	650
Total stockholders’ equity	1,753	1,464	1,797	1,458	1,363
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$652	$385	$238	$307	$105	$583	$585
Investing activities	(211)	(2,656)	(177)	(59)	(2,599)	(329)	(223)
Financing activities	120	1,064	(49)	(81)	1,326	152	(96)
Other Financial and Operating Data(3):
Broadcast cash flow	$999	$729	$351	$304	$308	$1,046	$887
Broadcast cash flow less cash corporate expenses	945	636	314	276	244	983	827
Operating cash flow	942	633	314	276	244	980	824
Capital expenditures less reimbursements	81	69	34	37	27	78	79

(1)	Our operating results fluctuate significantly between years, in accordance with, among other things, increased political advertising expenditures in even-numbered years.

(2)

For the twelve months ended June 30, 2021 and the twenty four months ended June 30, 2021, adjusted to reflect all transactions completed through October 20, 2021 (including the 2021 Transactions) as well as the Meredith Transactions as if they had been completed on the first day of the respective period, we estimate that these transactions would have contributed, from the first day of the respective period to their respective transaction dates, additional revenues of approximately $1.0 billion and $1.8 billion ($0.9 billion on a four quarter average basis for the last eight quarters ended June 30, 2021), respectively, additional Broadcast cash flow of approximately $483 million and $818 million ($408 million on a four quarter average basis for the last eight quarters ended June 30, 2021), respectively, and additional Operating cash flow of approximately $485 million and $817 million ($407 million on a four quarter average basis for the last eight quarters ended June 30, 2021), respectively. The foregoing estimates of Broadcast cash flow include the benefit of estimated transaction related synergies and other adjustments of $89 million and $184 million ($92 million on a four quarter average basis for the last eight quarters ended June 30, 2021), respectively. The foregoing estimates of Operating cash flow include the benefit of estimated transaction related synergies and other adjustments of $93 million and $183 million ($92 million on a four quarter average basis for the last eight quarters ended June 30, 2021), respectively. Additionally, adjusted to reflect these transactions, we estimate our consolidated total assets as of June 30, 2021 would have been $10.8 billion. The foregoing estimates are based in part on unaudited, unreviewed financial information provided by the counterparties of these transactions and include certain adjustments not calculated in accordance with the requirements for pro forma financial information prepared in accordance with Regulation S-X.

(3)

We define Broadcast cash flow as net income or loss plus loss from early extinguishment of debt, cash corporate and administrative expenses, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Broadcast cash flow less cash corporate expenses as net income or loss plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Operating cash flow as defined in the Senior Credit Facility as net income or loss plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights and contributions to pension plans.

We use these amounts to approximate amounts used to calculate a key financial performance covenant contained in our debt agreements and believe it is useful to investors to understand this measure and its importance to us.

These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to and in conjunction with results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

A reconciliation of each of Broadcast cash flow, Broadcast cash flow less cash corporate expenses and Operating cash flow to net income calculated in accordance with GAAP is as follows:

	Year Ended December 31,		Six Months Ended June 30, (unaudited)			Twelve Months Ended	L8QA(4)
	2020	2019	2021	2020	2019	June 30, 2021 (unaudited)
	(in millions)
Net income	$410	$179	$78	$64	$26	$424	$321
Adjustments to reconcile net income to Operating cash flow:
Depreciation	96	80	50	42	40	104	93
Amortization of intangible assets	105	115	53	52	57	106	108
Non-cash stock-based compensation	16	16	7	7	5	16	17
Non-cash 401(k) expenses	6	5	1	—	—	7	6
Gain on disposal of assets, net	(29)	(54)	(5)	(13)	(13)	(21)	(38)
Miscellaneous expense (income), net	5	(4)	6	3	(4)	8	6
Interest expense	191	227	95	98	116	188	199
Loss on early extinguishment of debt	12	—	—	—	—	12	6
Income tax expense	134	76	30	24	21	140	110
Amortization of program broadcast rights	38	39	17	19	20	36	37
Payments for program broadcast rights	(39)	(43)	(18)	(20)	(24)	(37)	(38)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	54	93	37	28	64	63	60

Broadcast cash flow	999	729	351	304	308	1,046	887
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	(54)	(93)	(37)	(28)	(64)	(63)	(60)

Broadcast cash flow less cash corporate expenses	945	636	314	276	244	983	827
Contributions to pension plan	(3)	(3)	—	—	—	(3)	(3)

Operating cash flow	$942	$633	$314	$276	$244	$980	$824

(4)

L8QA represents the four quarter average of the last eight quarters ended June 30, 2021. You should not consider these amounts to be indicative of our results of operations to be expected for any future period. L8QA is presented because it is the metric used to measure compliance under the notes, our other outstanding notes, and our Senior Credit Facility.

SUMMARY HISTORICAL COMBINED FINANCIAL AND OTHER DATA OF MEREDITH LMG

We have derived the following summary historical combined financial and other data as of and for each of the years ended June 30, 2021 and June 30, 2020 from the audited combined financial statements, and related notes, of LMG RemainCo, which we refer to as Meredith LMG, were prepared by Meredith and have been furnished by Gray as Exhibit 99.2 to the Current Report on Form 8-K filed with the SEC on October 25, 2021 (the “Meredith LMG Financial Statement 8-K”) and incorporated herein by reference. You should not consider Meredith LMG’s results for the year ended periods, or Meredith LMG’s financial condition as of any such dates, to be indicative of Meredith LMG’s results or financial condition to be expected for or as of any interim period or any other full year period. The summary historical combined financial and other data presented below does not contain all of the information you should consider before deciding whether or not to invest in the notes, and should be read in conjunction with the risk factors included in this offering memorandum and the historical combined financial statements, and notes thereto, of Meredith LMG referred to above and incorporated by reference into this offering memorandum.

	Year Ended June 30,
	2021	2020
	(in millions)
Statement of Earnings Data(1):
Revenues
Advertising related	$476.0	$330.5
Retransmission	377.0	347.9
Other	15.7	13.5

Total revenues	868.7	691.9
Operating expenses
Production, distribution and editorial	362.5	342.8
Selling, general, and administrative	175.4	158.9
Restructuring related activities	7.2	3.3
Depreciation and amortization	29.0	35.5
Impairment of long-lived assets	—	22.3

Total operating expenses	574.1	562.8

Income from operations	294.6	129.1
Non-operating expense, net	—	(3.8)
Interest expense, net	(0.2)	(1.3)

Earnings from operations before income taxes	294.4	124.0
Income tax expense	(73.2)	(31.3)

Net income	$221.2	$92.7

Balance Sheet Data (at end of period):
Cash	$0.3	$—
Working capital	55.3	65.0
Net intangible assets, broadcast licenses and goodwill	830.7	837.8
Total assets	1,118.4	1,121.1
Total debt	—	—
Total equity	875.4	905.4
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$271.1	$142.5
Investing activities	(10.1)	(21.5)
Financing activities	(260.7)	(121.5)

	Year Ended June 30,
	2021	2020
	(in millions)
Other Financial and Operating Data(2):
Broadcast cash flow	$352.5	$212.0
Broadcast cash flow less cash corporate expenses	330.4	187.0
Operating cash flow	330.4	187.0
Capital expenditures	(10.1)	(21.5)

(1)	Operating results fluctuate significantly between years, in accordance with, among other things, increased political advertising expenditures in odd-numbered fiscal years.

(2)

We define Broadcast cash flow as net income plus restructuring related activities, loss from early extinguishment of debt, corporate and administrative expenses, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), impairment of long-lived assets, any gain or loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast obligations and network compensation revenue.

We define Broadcast cash flow less cash corporate expenses as net income plus restructuring related activities, loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), impairment of long-lived assets, any gain or loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, and non-cash 401(k) expense, less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast obligations and network compensation revenue.

We define Operating cash flow as defined in the Senior Credit Facility as net income plus restructuring related activities, loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), impairment of long-lived assets, any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense and pension expenses less any gain or loss on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast obligations, network compensation revenue and cash contributions to pension plans.

We use these amounts to approximate amounts used to calculate a key financial performance covenant contained in our debt agreements and believe it is useful to investors to understand this measure and its importance to us.

These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to and in conjunction with results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

A reconciliation of each of Broadcast cash flow, Broadcast cash flow less cash corporate expenses and Operating cash flow to net income calculated in accordance with GAAP is as follows:

	Year Ended June 30,
	2021	2020
	(in millions)
Net income	$221.2	$92.7
Adjustments to reconcile net income to Operating cash Flow:
Restructuring related activities	7.2	3.3
Depreciation	22.0	24.7
Amortization of intangible assets	7.0	10.8
Impairment of long-lived assets	—	22.3
Gain on disposal of assets, net	(0.3)	(3.0)
Miscellaneous expense (income), net	—	3.8
Interest expense	0.2	1.3
Income tax expense	73.2	31.3
Amortization of program broadcast rights	15.8	19.0
Payments for program broadcast rights	(15.7)	(18.5)
Corporate and administrative expenses before depreciation and amortization of intangible assets	22.1	25.0
Other	(0.2)	(0.7)

Broadcast cash flow	352.5	212.0
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	(22.1)	(25.0)

Broadcast cash flow less cash corporate expenses	330.4	187.0
Contributions to pension plans	—	—

Operating cash flow	$330.4	$187.0

Risks Related to the Meredith Merger

If the Meredith Merger is consummated but we do not realize the expected benefits, including synergies, therefrom, our business and results of operations or financial condition may be materially adversely impacted.

There is no assurance that Meredith LMG will be successfully or cost effectively integrated into our existing business. After the consummation of the Meredith Merger, we will become the nation’s second largest television broadcaster. The Meredith Merger will also require us to expand the scope of our operations as we will acquire several additional Meredith LMG businesses that will result in a more diversified media company. Our management will be required to devote significant amount of time and attention to the integration process, including managing a significantly larger and more diversified company than before the consummation of the Meredith Merger and integrating operations of the Meredith business while carrying on the ongoing operations of our business. The process of integrating the business operations may cause an interruption of, or loss of momentum in, the activities of our historical business after consummation of the Meredith Merger. If our management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer and its liquidity, results of operations and financial condition may be materially adversely impacted. In addition, following the consummation of the Meredith Merger, we may identify additional risks and uncertainties not yet known to us.

Even if we are able to successfully integrate Gray and Meredith LMG, it may not be possible to realize the full benefits, including the expected synergies, that are expected to result from the Meredith Merger, or realize these benefits within the time frame that is expected. Our expected cost savings, as well as any revenue or other synergies, are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. If we fail to realize the benefits we anticipate from the Meredith Merger, our liquidity, results of operations or financial condition may be adversely impacted. The Meredith Merger, if consummated, will create numerous risks and uncertainties relating to the successful combination of the businesses to achieve synergies which could adversely affect our business and results of operations. If the Meredith Merger is consummated, our post-closing recourse is limited.

We may be unable to consummate the Meredith Merger, on the terms and within the timeframe currently contemplated or at all, which may negatively impact our business and results of operations or financial condition.

If the Meredith Merger is not consummated, on the terms and within the timeframe currently contemplated or at all, our ongoing businesses may be materially and adversely affected, we will not have realized any of the potential benefits of having consummated the Meredith Merger, and we will be subject to a number of risks, including the following:

•

matters relating to the Meredith Merger (including integration planning) may require substantial commitments of time and resources by our management, which could otherwise have been devoted to other opportunities that may have been beneficial to us; and

•	we could be subject to litigation related to our failure to consummate the Meredith Merger or to perform our obligations under the Merger Agreement.

If the Meredith Merger is not consummated on the terms and within the timeframe currently contemplated or at all, any or all of these risks may materially adversely impact our business and results of operations or financial condition.

The Meredith Merger is subject to various closing conditions, including governmental and regulatory approvals as well as other uncertainties, and there can be no assurances as to whether and when it may be completed.

Consummation of the Meredith Merger is subject to customary closing conditions, a number of which are outside our control. It is possible that some of the conditions may prevent, delay or otherwise materially adversely affect the completion of the Meredith Merger. These conditions include, among other things: (i) the expiration of the applicable waiting period under the Hart-Scott-Rodino antitrust act, (ii) approval by the FCC, (iii) the absence of legal restraints preventing consummation of the Meredith Merger, (iv) compliance in all material respects by each party with its respective obligations under the Merger Agreement, and (v) no material adverse effect with respect to Meredith LMG or Gray (as described in the Merger Agreement) since the date of execution of the Merger Agreement. We cannot predict with certainty whether and when any of the required closing conditions will be satisfied.

If the Meredith Merger does not receive, or timely receive, the required regulatory approvals and clearances, or if any event occurs that delays or prevents the Meredith Merger, such failure or delay to complete the Meredith Merger may cause uncertainty or other negative consequences that may materially adversely impact our business and results of operations or financial condition.

We will incur significant transaction and merger-related integration costs in connection with the Meredith Transactions.

We expect to pay significant transaction costs in connection with the Meredith Transactions. These transaction costs include legal, accounting and financial advisory fees and expenses, expenses associated with the new indebtedness that will be incurred in connection with the Meredith Transactions, filing fees, printing expenses, mailing expenses and other related charges. The combined company may also incur costs associated with integrating the operations of the two companies, and these costs may be significant and may have an adverse effect on the combined company’s future operating results if the anticipated cost savings from the Meredith Transactions are not achieved. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the two businesses, should allow the combined company to offset these incremental expenses over time, the net benefit may not be achieved in the near term, or at all.

Uncertainties associated with the Meredith Transactions may cause employees to leave Gray, Meredith LMG or the combined company and may otherwise affect the future business and operations of the combined company.

The combined company’s success after the Meredith Transactions will depend in part upon its ability to retain key employees of Gray and Meredith LMG. Prior to and following the closing of the Meredith Transactions, current and prospective employees of Gray and Meredith LMG may experience uncertainty about their future roles with Gray, Meredith LMG or the combined company and choose to pursue other opportunities, which could have an adverse effect on Gray, Meredith LMG or the combined company. If key employees depart, the integration of the two companies may be more difficult and the combined company’s business following the consummation of the Meredith Transactions may be adversely affected.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial statements of Gray give effect to the Meredith Transactions, including the Meredith Merger for an adjusted purchase price of approximately $2.8 billion, this offering of notes, the funding of the Incremental Term Loan, the 2021 Revolver and the payment of fees and expenses in connection with each of the foregoing, and the recently completed WJRT Transaction to facilitate regulatory approvals of the Meredith Merger.

We have derived the unaudited pro forma combined financial information for the twelve month periods ended June 30, 2021 and June 30, 2020 from the historical consolidated financial statements of Gray, which has a fiscal year ending on December 31, and from the historical combined financial statements of Meredith LMG, which has a fiscal year ending on June 30. We are presenting the unaudited pro forma combined financial information for the twelve month periods ended June 30, 2021 and June 30, 2020 because Gray and Meredith have different fiscal year ends, and the interim quarterly financial statements for Meredith LMG are not currently available. Furthermore, certain covenants contained in our Senior Credit Facility and our existing notes, and expected to be contained in the notes offered hereby, are tested on a last twelve month basis and, therefore, this presentation may be useful to investors in the notes offered hereby.

The unaudited pro forma combined statements of operations for the twelve months ended June 30, 2021 and 2020 were prepared based on the historical: (i) consolidated statements of operations of Gray; and (ii) combined financial statements of operations of Meredith LMG, giving pro forma effect to the Meredith Transactions and the divestiture of WJRT (ABC) in the Flint-Saginaw, Michigan market as if they had all been consummated on July 1, 2019. The unaudited pro forma combined balance sheet was prepared based on the historical: (i) consolidated balance sheet of Gray and (ii) combined balance sheet of Meredith LMG, each as of June 30, 2021, giving pro forma effect to the Meredith Transactions and the divestiture of WJRT (ABC) in the Flint-Saginaw, Michigan market as if they had all been consummated on June 30, 2021. The following unaudited pro forma combined financial statements do not give effect to the Quincy Transactions or the Third Rail Transaction.

The following unaudited pro forma combined financial information was prepared using the acquisition method of accounting, with Gray considered the acquirer of Meredith LMG. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the date of acquisition, with any excess purchase price allocated to goodwill. To date, Gray has completed only a preliminary allocation of the purchase price to the assets acquired and liabilities assumed in the Meredith Merger, and is in the process of completing a final allocation of such purchase price. The final purchase price allocation may differ from that reflected in the following unaudited pro forma combined financial statements, and these differences may be material.

The following unaudited pro forma combined financial information is being provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of Gray would have been had the Meredith Transactions occurred on the date assumed or any other date, nor is it necessarily indicative of Gray’s future results of operations for any future period or as of any future date. The following unaudited pro forma combined financial information is based upon currently available information and estimates and assumptions that Gray management believes are reasonable as of the date hereof. Any of the factors underlying these estimates and assumptions may change or prove to be materially different.

The following unaudited pro forma combined financial information does not contain all of the information you should consider before deciding whether or not to invest in the notes, and should be read in conjunction with the consolidated financial statements and notes thereto of Gray, incorporated by reference into this offering memorandum, and the combined financial statements and notes thereto, of Meredith LMG, incorporated by reference into this offering memorandum.

Gray has incurred significant costs, and expects to achieve certain revenue and other synergies, in connection with the completion of the Meredith Merger and the integration of the acquired operations. The following unaudited pro forma combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax or other synergies expected to result from the Meredith Merger. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined financial statements.

The consummation of the Meredith Merger is subject to the satisfaction or waiver of certain regulatory and other customary closing conditions, including approval from the Federal Communications Commission.

GRAY TELEVISION, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(IN MILLIONS)

	Twelve Months Ended June 30, 2021
	Gray (a)	Meredith LMG (b)	Pro Forma Adjustments (c)	Pro Forma Combined
Statement of Operations Data:
Revenues (less agency commissions):
Broadcast	$2,423	$869	$(29)	$3,263
Production companies	64	—	—	64

Total revenue (less agency commissions)	2,487	869	(29)	3,327
Operating expenses before depreciation, amortization and gain on disposal of assets, net:
Broadcast	1,396	516	(17)	1,895
Production companies	54	—	—	54
Corporate and administrative	76	22	(28)	70
Restructuring and related activities	—	7	(7)	—
Depreciation	104	22	(9)	117
Amortization of intangible assets	106	7	193	306
(Gain) loss on disposal of assets, net	(21)	—	7	(14)

Operating expenses, net	1,715	574	139	2,428

Operating income	772	295	(168)	899
Other income (expense):
Miscellaneous (expense), net	(8)	—	—	(8)
Interest expense	(188)	(1)	(116)	(305)
Loss on early extinguishment of debt	(12)	—	—	(12)

Income before income taxes	564	294	(284)	574
Income tax expense	140	73	(68)	145

Net income	424	221	(216)	429
Preferred stock dividends	52	—	—	52

Net income attributable to common stockholders	$372	$221	$(216)	$377

GRAY TELEVISION, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(IN MILLIONS)

	Twelve Months Ended June 30, 2020
	Gray (a)	Meredith LMG (b)	Pro Forma Adjustments (c)	Pro Forma Combined
Statement of Operations Data:
Revenues (less agency commissions):
Broadcast	$2,019	$692	$(23)	$2,688
Production companies	62	—	—	62

Total revenue (less agency commissions)	2,081	692	(23)	2,750
Operating expenses before depreciation, amortization and (gain) loss on disposal of assets, net:
Broadcast	1,314	480	(16)	1,778
Production companies	54	—	—	54
Corporate and administrative	67	25	(25)	67
Restructuring and related activities	—	3	(3)	—
Depreciation	82	25	(11)	96
Amortization of intangible assets	110	11	189	310
Impairment of long-lived assets	—	22	—	22
(Gain) loss on disposal of assets, net	(54)	(3)	7	(50)

Operating expenses, net	1,573	563	141	2,277

Operating income	508	129	(164)	473
Other income (expense):
Miscellaneous (expense), net	(3)	(4)	—	(7)
Interest expense	(209)	(1)	(116)	(326)

Income before income taxes	296	124	(280)	140
Income tax expense	79	31	(69)	41

Net income	217	93	(211)	99
Preferred stock dividends	52	—	—	52

Net income attributable to common stockholders	$165	$93	$(211)	$47

GRAY TELEVISION, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(IN MILLIONS)

	June 30, 2021
	Gray	Meredith LMG (d)	Pro Forma Adjustments (e)	Pro Forma Combined
ASSETS
Current assets:
Cash	$785	$—	$(209)	$576
Accounts receivable, net	408	136	(5)	539
Current portion of program broadcast rights, net	7	5	—	12
Income tax refunds receivable	21	—	—	21
Prepaid income taxes	9	—	13	22
Prepaid and other current assets	27	1	—	28

Total current assets	1,257	142	(201)	1,198
Property and equipment, net	809	118	42	969
Broadcast rights	—	—	—	—
Operating leases right of use asset	55	18	—	73
Broadcast licenses	3,584	653	450	4,687
Goodwill	1,466	112	800	2,378
Other intangible assets, net	349	65	934	1,348
Investments in broadcasting and technology companies	95	—	—	95
Other	55	10	—	65

Total assets	$7,670	$1,118	$2,025	$10,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$33	$41	$—	$74
Employee compensation and benefits	66	19	—	85
Accrued interest	37	—	—	37
Accrued network programming fees	30	—	—	30
Other accrued expenses	20	15	—	35
Current portion of program broadcast obligations	8	6	—	14
Deferred revenue	8	4	—	12
Dividends payable	13	—	—	13
Current portion of operating lease liabilities	8	2	—	10
Current portion of long term debt	—	—	15	15

Total current liabilities	223	87	15	325
Long term debt, less deferred loan costs	3,979	—	2,547	6,526
Program broadcast obligations, less current portion	3	5	—	8
Deferred income taxes	905	125	363	1,393
Accrued pension costs	43	—	—	43
Operating lease liabilities, less current portion	50	17	—	67
Other	20	9	—	29

Total liabilities	5,223	243	2,925	8,391
Perpetual redeemable preferred stock	650	—	—	650
STOCKHOLDERS’ EQUITY	1,797	875	(900)	1,772

Total liabilities, preferred stock and stockholders’ equity	$7,670	$1,118	$2,025	$10,813

The accompanying unaudited pro forma combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of each of Gray and Meredith LMG, after giving effect to the Meredith Transactions and the divestiture of WJRT (ABC) in the Flint-Saginaw, Michigan market, including the pro forma adjustments described in these notes, and are intended to reflect the impact of the transactions on Gray’s historical financial position and consolidated results of operations. The unaudited pro forma combined statements of operations for the twelve months ended June 30, 2021 and 2020 combine the historical consolidated statements of operations of Gray with the historical combined financial statements of operations of Meredith LMG, as if the Meredith Transactions and the divestiture of WJRT had occurred as of July 1, 2019. The unaudited pro forma combined balance sheet as of June 30, 2021 combines the historical consolidated balance sheet of Gray with the historical combined balance sheet of Meredith LMG, as if the Meredith Transactions and the divestiture of WJRT had occurred as of June 30, 2021. The accompanying unaudited pro forma combined financial information has been prepared using, and should be read in conjunction with, the unaudited interim consolidated financial statements of Gray for the six month periods ended June 30, 2021, 2020 and 2019, the audited consolidated financial statements of Gray for their fiscal years ended December 31, 2020 and 2019 and the audited combined financial statements of Meredith LMG for their fiscal years ended June 30, 2021 and 2020.

The accompanying unaudited pro forma combined financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or benefits that may result from realization of future costs savings due to operating efficiencies or revenue synergies expected to result from the Meredith Merger.

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting with Gray considered the acquirer of Meredith LMG. The following adjustments are reflected:

(a)    For the twelve month period ended June 30, 2021, amounts have been prepared by summing the results of operations as reported in the unaudited interim consolidated financial statements of Gray for the six month period ended June 30, 2021, and the audited consolidated financial statements of Gray for the fiscal year ended December 31, 2020 less the results of operations as reported in the unaudited interim consolidated financial statements of Gray for the six month period ended June 30, 2020. For the twelve month period ended June 30, 2020, amounts have been prepared by summing the results of operations as reported in the unaudited interim consolidated financial statements of Gray for the six month period ended June 30, 2020, and the audited consolidated financial statements of Gray for the fiscal year ended December 31, 2019 less the results of operations as reported in the unaudited interim consolidated financial statements of Gray for the six month period ended June 30, 2019.

(b)    Upon consummation of the Meredith Merger, Meredith LMG’s accounting policies will be conformed to those of Gray. Gray has identified preliminary adjustments to Meredith LMG’s accounting policies to those of Gray based upon currently available information and assumptions management believes to be reasonable. Financial information presented in the “Meredith LMG” column in the unaudited pro forma combined statements of operations for twelve months ended June 30, 2021 and 2020, has been reclassified to conform to that of Gray as indicated in the table below (in millions):

		Twelve Months Ended June 30, 2021
Presentation in Meredith LMG Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Meredith LMG Historical	Reclassifications		Unaudited Pro Forma
—	Broadcasting revenue (lessagency commissions)	$—	$869	1	$869
Advertising related revenues	—	476	(476)	1	—
Retransmission revenues	—	377	(377)	1	—
Other revenues	—	16	(16)	1	—
—	Broadcasting operating expenses	—	516	2	516
Production, distribution, and editorial expenses	—	363	(363)	2	—
Selling, general, and administrative expenses	—	175	(175)	2	—
—	Corporate and administrative expenses	—	22	2	—
Restructuring related activities expenses	Restructuring related activities	7	—		7
—	Depreciation	—	22	3	22
—	Amortization of intangible assets	—	7	3	7
Depreciation and amortization	—	29	(29)	3	—
Interest expense, net	Interest expense	—	(1)	5	(1)

		Twelve Months Ended June 30, 2020
Presentation in Meredith LMG Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Meredith LMG Historical	Reclassifications		Unaudited Pro Forma
—	Broadcasting revenue (lessagency commissions)	$—	$692	1	$692
Advertising related revenues	—	331	(331)	1	—
Retransmission revenues	—	348	(348)	1	—
Other revenues	—	14	(14)	1	—
—	Broadcasting operating expenses	—	480	2	480
Production, distribution, and editorial expenses	—	343	(343)	2	—
Selling, general, and administrative expenses	—	159	(159)	2	—
—	Corporate and administrative expenses	—	25	2	25
Restructuring related activities expenses	Restructuring related activities	3	—		3
—	Depreciation	—	25	3	25
—	Amortization of intangible assets	—	11	3	11
Depreciation and amortization	—	36	(36)	3	—
Impairment of long-lived assets	—	22	—		22
—	(Gain) loss on disposal of assets, net	—	(3)	2	(3)
—	Miscellaneous (expense) income, net	—	(4)	4	(4)
Non-operating expense, net	—	(4)	4	4	—
Interest expense, net	Interest expense	(1)	—		(1)

1 -

In order to conform with the treatment of revenue for Gray’s financial reporting, amounts classified as Advertising related revenues, Retransmission revenues and Other revenues have been reclassified out of those respective line items into Broadcast revenue (less agency commissions).

2 -

In order to conform with the treatment of expense for Gray’s financial reporting, amounts classified as Production, distribution, and editorial expenses and Selling, general, and administrative expenses have been reclassified out of those respective line items into Broadcast operating expenses, Corporate and administrative expenses and (Gain) loss on disposal of assets, net.

3 -

In order to conform with the treatment of expense for Gray’s financial reporting, amounts classified as Depreciation and amortization have been reclassified out of those respective line items into Depreciation and amortization of intangible assets.

4 -

In order to conform with the treatment of expense for Gray’s financial reporting, amounts classified as Non-operating expense, net have been reclassified out of that line item into Miscellaneous (expense) income, net.

5 -	In order to conform with the treatment of revenue for Gray’s financial reporting, amount has been recorded to compensate for rounding.

Management

of Gray is currently in the process of conducting a more detailed review of Meredith LMG’s accounting policies to determine if differences in accounting policies require any further reclassification of Meredith LMG’s financials to conform to Gray’s accounting policies and classifications. As a result, Gray may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on these unaudited pro forma combined financial statements.

(c)    The following tables reflect certain adjustments necessary to present the combined results of operations of Gray, the Meredith Merger and the divestiture of WJRT on a pro forma basis:

	Twelve Months Ended June 30, 2021
	Meredith LMG Corporate Expense Allocation(1)	Meredith LMG Restructuring Fee(2)	Interest Adj.(3)	Depreciation Amortization Adjustments(4)	Reverse Gray Transaction Costs(5)	WJRT(6)	Pro Forma Adjustment
Broadcasting revenue (less agency commissions)	$—	$—	$—	$—	$—	$(29)	$(29)
Broadcasting operating expenses	—	—	—	—	—	(17)	(17)
Corporate and administrative expense	(22)	—	—	—	(6)	—	(28)
Restructuring related activities	—	(7)	—	—	—	—	(7)
Depreciation	—	—	—	(8)	—	(1)	(9)
Amortization of intangible assets	—	—	—	193	—	—	193
(Gain) loss on disposal of assets, net	—	—	—	—	—	7	7
Interest expense	—	—	(116)	—	—	—	(116)
Income tax expense (benefit)	6	2	(29)	(47)	2	(2)	(68)

	Twelve Months Ended June 30, 2020
	Meredith LMG Corporate Expense Allocation(1)	Meredith LMG Restructuring Fee(2)	Interest Adj.(3)	Depreciation Amortization Adjustments(4)	Reverse Gray Transaction Costs(5)	WJRT(6)	Pro Forma Adjustment
Broadcasting revenue (less agency commissions)	$—	$—	$—	$—	$—	$(23)	$(23)
Broadcasting operating expenses	—	—	—	—	—	(16)	(16)
Corporate and administrative expense	(25)	—	—	—	—	—	(25)
Restructuring related activities	—	(3)	—	—	—	—	(3)
Depreciation	—	—	—	(11)	—	—	(11)
Amortization of intangible assets	—	—	—	189	—	—	189
(Gain) loss on disposal of assets, net	—	—	—	—	—	7	7
Interest expense	—	—	(116)	—	—	—	(116)
Income tax expense (benefit)	6	1	(29)	(45)	—	(2)	(69)

(1)	Adjustments to reflect the elimination of corporate expenses of Meredith LMG’s parent that were allocated to Meredith LMG.

(2)	Adjustments to reflect the elimination of restructuring expenses of Meredith LMG.

(3)	Adjustments to reflect the inclusion of incremental interest expense resulting from the borrowings incurred to finance the Meredith Merger.

(4)

Adjustments to reflect the inclusion of incremental depreciation and amortization expense resulting from the acquisition of certain assets of Meredith LMG that are to be recorded at fair value and subject to depreciation or amortization.

(5)	Adjustments to reflect the elimination of transaction expenses incurred by Gray in connection with the Meredith Merger.

(6)	Adjustments to reflect the elimination of the results of operations of WJRT in the Flint-Saginaw, Michigan market which was sold on September 23, 2021 in connection with the Meredith Merger.

(d)    The following information presented in the “Meredith LMG” column in the unaudited pro forma combined balance sheet as of June 30, 2021 has been reclassified to conform to that of Gray as indicated in the table below (in millions):

		As of June 30, 2021
Presentation in Meredith LMG Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Meredith LMG Historical	Reclassifications		Unaudited Pro Forma
Accounts receivable (net of allowance of $3)	Accounts receivable, net	$136	$—		$136
Current portion of broadcast rights	Current portion of program broadcast rights, net	5	—		5
Other current assets	Prepaid and other current assets	1	—		1
Net property, plant and equipment	Property and equipment, net	118	—		118
Broadcast rights	Broadcast rights	4	(4)	1	—
Operating lease assets	Operating leases right of use asset	18	—		18
—	Broadcast licenses	—	653	2	653
Goodwill	Goodwill	112	—		112
Intangible assets, net	Other intangible assets, net	718	(653)	2	65
Other assets	Other	6	4	1	10
Accounts payable	Accounts payable	41	—		41
Accrued expenses — compensation and benefits	Employee compensation and benefits	19	—		19
Accrued expenses — other taxes and expenses	Other accrued expenses	15	—		15
Current portion of long-term broadcast payable	Current portion of program broadcast obligations	6	—		6
Unearned revenues	Deferred revenue	4	—		4
Current portion of operating lease liabilities	Current portion of operating lease liabilities	2	—		2
Long-term broadcast rights payable	Program broadcast obligations, less current portion	5	—		5
Deferred income taxes	Deferred income taxes	125	—		125
Operating lease liabilities	Operating lease liabilities, less current portion	17	—		17
Other noncurrent liabilities	Other	9	—		9

1 -	In order to conform with the treatment of the balance sheet for Gray’s financial reporting, amount classified as Broadcast rights have been reclassified out of that line item into Other asset.

2 -

In order to conform with the treatment of balance sheet for Gray’s financial reporting, amount classified as Intangible assets, net have been reclassified out of that line item into Broadcast licenses.

(e)    The following table reflects certain adjustments necessary to present the combined results of operations of Gray, the Meredith Merger and the divestiture of WJRT on a pro forma basis:

	As of June 30, 2021
	Meredith LMG Acquisition		WJRT		Financing		Pro Forma Combined
Cash	$(2,800)	1	$56	5	$2,535	6	$(209)
Accounts receivable, net	—		(5)	5	—		(5)
Prepaid income taxes	—		6	5	7	6	13
Property and equipment, net	47	2	(5)	5	—		42
Broadcast licenses	497	2	(47)	5	—		450
Goodwill	822	2	(22)	5	—		800
Other intangibles assets, net	934	2	—		—		934
Current portion of long-term debt	—		—		15	6	15
Long-term debt, less current position and deferred loan costs	—		—		2,547	6	2,547
Deferred income taxes	375	3	(12)	5	—		363
Stockholders’ equity	(875)	4	(15)	5	(20)	6	(900)

1	Adjustment to reflect a reduction in cash equal to the purchase price of Meredith LMG of $2.8 billion.

2

Adjustments to reflect the value of Property and equipment, net, Broadcast licenses, Goodwill and Other intangible assets, net at preliminary estimated acquisition date fair values as follows (in millions):

	As of June 30, 2021
	Meredith LMG Acquisition	Preliminary Estimated Fair Value at Acquisition Date
Property and equipment, net	$118	$165
Broadcast licenses	653	1,150
Goodwill	112	934
Other intangible assets, net	65	1,000

The estimated fair values of these assets are based on the preliminary valuations performed for the preparation of the pro forma combined financial information and are subject to the final valuations that will be completed after the consummation of the Meredith Merger.

3

Adjustment to reflect estimated deferred income tax liability equal to the difference between the estimated fair values of all assets except for Goodwill and their tax basis multiplied by a blended federal and state statutory income tax rate of 25.4%.

4	Adjustment to reflect the elimination of Meredith LMG’s stockholders’ equity as part of recording the Meredith Merger.

5

Adjustment reflects the elimination of the historical book value of the assets, and liabilities of television station WJRT in Flint, Michigan included in the Gray historical consolidated financial information which was divested on September 23, 2021 in connection with the Meredith Merger. Also reflects the receipt of approximately $72 million in proceeds net of estimated income taxes of $16 million.

6

Adjustment reflects the financing of the Meredith Merger as follows: (a) cash is adjusted for anticipated borrowings of $2.625 billion net of estimated fees of approximately $90 million, (b) Prepaid income taxes are adjusted for taxes associated the expensing of certain acquisition fees, (c) Current portion of long-term debt is adjusted for the current portion of anticipated borrowings and (d) Long-term debt, less current portion and deferred loan costs are adjusted for anticipated borrowings of $2.625 billion less $63 million of deferred loan costs less current portion of $15 million.

DESCRIPTION OF OTHER INDEBTEDNESS

The following description contains a summary of our outstanding indebtedness. This description is only a summary of the applicable obligations. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the corresponding agreements, including the definitions of certain terms therein that are not otherwise defined in this offering memorandum.

Senior Credit Facility

As of June 30, 2021, our Senior Credit Facility consisted of the Existing Revolver, a $1.2 billion term loan (the “2019 Term Loan”) and a $595 million term loan (the “2017 Term Loan”). Excluding accrued interest, the amount outstanding under our Senior Credit Facility as of June 30, 2021 and December 31, 2020 was comprised solely of a 2017 Term Loan balance of $595 million and a 2019 Term Loan balance of $1.2 billion. The maximum borrowing capacity available under the Existing Revolver is $299.0 million at June 30, 2021. Our maximum borrowing capacity available under the Existing Revolver is limited by our required compliance with certain restrictive covenants, including, under certain circumstances, our total first lien net leverage ratio covenant.

Borrowings under the 2019 Term Loan bear interest, at our option, at either the London Interbank Offered Rate (“LIBOR”) or the Base Rate, in each case, plus an applicable margin of 2.50% for LIBOR borrowings and 1.50% for Base Rate borrowings. As of June 30, 2021, the interest rate on the balance outstanding under the 2019 Term Loan was 2.59%. “Base Rate” is defined as the greatest of (i) the administrative agent’s prime rate, (ii) the overnight federal funds rate plus 0.50% and (iii) LIBOR plus 1.0%. The 2019 Term Loan matures on January 2, 2026.

Borrowings under the 2017 Term Loan bear interest, at our option, at either the Base Rate plus 1.25% to 1.50%, or at LIBOR plus 2.25% to 2.50%, in each case based on a total net leverage ratio as set forth in our Senior Credit Facility. As of June 30, 2021, the interest rate on the balance outstanding under the 2017 Term Loan was 2.34%. The 2017 Term Loan matures on February 7, 2024.

Borrowings under the Existing Revolver bear interest, at our option, at either the Base Rate plus 0.75% to 1.50%, or at LIBOR plus 1.75% to 2.50%, in each case based on the first lien leverage ratio test as set forth in the Senior Credit Facility (the “First Lien Leverage Ratio”). We are required to pay a commitment fee on the average daily unused portion of the Existing Revolver, which may range from 0.375% to 0.50% on an annual basis, based on the First Lien Leverage Ratio.

In connection with the Meredith Merger, we expect to amend and restate the credit agreement governing our Senior Credit Facility to, among other things, (1) incur the Incremental Term Loan under our Senior Credit Facility, subject to market conditions at the time of financing and (2) amend and restate our Existing Revolver to increase borrowing capacity under the facility to up to $500 million, which would consist of (i) a $425 million five year revolving credit facility and (ii) a $75 million revolving credit facility with commitments expiring January 2, 2026 (such amended and restated credit agreement, the “Fifth Amended and Restated Credit Agreement”). We do not intend to draw upon the Existing Revolver or the 2021 Revolver to finance the Meredith Merger.

The collateral for our obligations under our Senior Credit Facility consists of substantially all of our and our subsidiaries’ personal property. In addition, our subsidiaries (other than subsidiaries which we have designated as unrestricted subsidiaries including Escrow Issuer) are joint and several guarantors of the obligations and our ownership interests in our subsidiaries are pledged to collateralize the obligations. Our Senior Credit Facility contains affirmative and restrictive covenants, including, but not limited to, (i) limitations on additional indebtedness, (ii) limitations on liens, (iii) limitations on the sale of assets, (iv) limitations on guarantees, (v) limitations on investments and acquisitions, (vi) limitations on the payment of dividends and share repurchases, (vii) limitations on mergers and (viii) maintenance of the First Lien Leverage Ratio while any amount is outstanding under the Existing Revolver, as well as other customary covenants for credit facilities of this type. As of June 30, 2021 and December 31, 2020, we were in compliance with all covenants as required by our Senior Credit Facility.

We are a holding company with no independent assets or operations. The aggregate assets, liabilities, earnings and equity of the subsidiary guarantors as defined in our Senior Credit Facility are substantially equivalent to our assets, liabilities, earnings and equity on a consolidated basis. The subsidiary guarantors are, directly or indirectly, our wholly owned subsidiaries and the guarantees of the subsidiary guarantors are full, unconditional and joint and several. All of our current direct and indirect subsidiaries, other than subsidiaries which we have designated as unrestricted subsidiaries, are guarantors under our Senior Credit Facility and all of our future direct and indirect subsidiaries, subject to certain exceptions will be guarantors under our Senior Credit Facility.

For further information concerning our Senior Credit Facility, see Note 4 “Long-term Debt” to each of our unaudited and audited consolidated financial statements incorporated by reference into this offering memorandum. For estimates of future principal and interest payments under our Senior Credit Facility at December 31, 2020, see “Tabular Disclosure of Contractual Obligations as of December 31, 2020” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this offering memorandum. The timing and amount of any actual future principal or interest payments thereon may differ materially therefrom based on, among other things, amounts outstanding and interest rates in effect at the applicable time.

5.875% Senior Notes due 2026

As of June 30, 2021, we had $700.0 million of our existing 2026 notes outstanding. As of June 30, 2021 and December 31, 2020, the coupon interest rate and the yield on the existing 2026 notes were 5.875% and 5.398%, respectively. As of June 30, 2021 and December 31, 2020, we had a deferred loan cost balance, net of accumulated amortization, of $6 million and $6 million, respectively, related to our existing 2026 notes.

We may redeem some or all of the existing 2026 notes at specified redemption prices. If we sell certain of our assets or experience specific kinds of changes of control, we must offer to repurchase the 2026 notes. The 2026 notes mature on July 15, 2026. Interest on the existing 2026 notes is payable semiannually, on May 15 and November 15 of each year.

The existing 2026 notes have been fully and unconditionally guaranteed, on a joint and several basis, by all of our subsidiaries, other than subsidiaries which we have designated as unrestricted subsidiaries. As of June 30, 2021, there were no significant restrictions on the ability of our subsidiaries to distribute cash to us or to other guarantor subsidiaries. The indenture governing the existing 2026 notes includes covenants with which we must comply which are typical for borrowing transactions of their nature. As of June 30, 2021 and December 31, 2020, we were in compliance with all covenants as required by indenture governing our existing 2026 notes.

7.0% Senior Notes due 2027

As of June 30, 2021, we had $750.0 million of our existing 2027 notes outstanding. As of June 30, 2021 and December 31, 2020, the coupon interest rate and the yield on the existing 2027 notes were 7.0%. As of June 30, 2021 and December 31, 2020, we had a deferred loan cost balance, net of accumulated amortization, of $9 million and $10 million, respectively, related to our existing 2027 notes.

We may redeem some or all of the existing 2027 notes at specified redemption prices. If we sell certain of our assets or experience specific kinds of changes of control, we must offer to repurchase the existing 2027 notes. The existing 2027 notes mature on May 15, 2027. Interest on the existing 2027 notes is payable semiannually, on January 15 and July 15 of each year.

The existing 2027 notes have been fully and unconditionally guaranteed, on a joint and several basis, by all of our subsidiaries, other than subsidiaries which we have designated as unrestricted subsidiaries. As of June 30, 2021, there were no significant restrictions on the ability of our subsidiaries to distribute cash to us or to other guarantor subsidiaries. The indenture governing the existing 2027 notes includes covenants with which we must comply which are typical for borrowing transactions of their nature. As of June 30, 2021 and December 31, 2020, we were in compliance with all covenants as required by indenture governing our existing 2027 notes.

4.750% Senior Notes due 2030

As of June 30, 2021, we had $800.0 million of our existing 2030 notes outstanding. As of June 30, 2021 and December 31, 2020, the coupon interest rate and the yield on the existing 2030 notes were 4.750%. As of June 30, 2021 and December 31, 2020, we had a deferred loan cost balance, net of accumulated amortization, of $13 million and $14 million, respectively, related to our existing 2030 notes.

We may redeem some or all of the existing 2030 notes at specified redemption prices. If we sell certain of our assets or experience specific kinds of changes of control, we must offer to repurchase the existing 2030 notes. The existing 2030 notes mature on October 15, 2030. Interest on the existing 2030 notes is payable semiannually, on April 15 and October 15 of each year.

The existing 2030 notes have been fully and unconditionally guaranteed, on a joint and several basis, by all of our subsidiaries, other than subsidiaries which we have designated as unrestricted subsidiaries. As of June 30, 2021, there were no significant restrictions on the ability of our subsidiaries to distribute cash to us or to other guarantor subsidiaries. The indenture governing the existing 2030 notes includes covenants with which we must comply which are typical for borrowing transactions of their nature. As of June 30, 2021 and December 31, 2020, we were in compliance with all covenants as required by indenture governing our existing 2030 notes.